Consent of Ernst & Young LLP, Independent Registered Public
Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class
A, Class B, Class C and Class K Shares'
Prospectuses for Federated Kaufmann Fund and the Class A, Class B and Class C Shares'
 Prospectus for
Federated Kaufmann Small Cap Fund and
"Independent Registered
Public Accounting Firm" in the Class A,
 Class B, Class C and
Class K Shares' Statement of Additional
Information for  Federated
Kaufmann Fund and the Class A, Class B
and Class C Shares'
Statement of Additional Information for
 Federated Kaufmann
Small Cap Fund in Post-Effective Amendment
 Number 67 to the
Registration Statement (Form N-1A, No. 2-91090)
 of Federated Equity
Funds, and to the incorporation by reference of
 our reports dated
December 10, 2004 on Federated Kaufmann Fund and
Federated Kaufmann
Small Cap Fund (two of the portfolios comprising
Federated Equity Funds)
included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2004.

ERNST & YOUNG LLP


Boston, Massachusetts
December 27, 2004